UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2006

REEBOK INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	1-9340	04-2678061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 J.W. FOSTER BOULEVARD, CANTON, MA		02142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 401-5000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On January 31, 2006, the acquisition of Reebok International Ltd. (“Reebok” or the “Company”) by adidas-Salomon AG (“adidas”) pursuant to the terms of an Agreement and Plan of Merger dated August 2, 2005 between Reebok, adidas and Ruby Merger Corporation (“Merger Sub”), a wholly-owned subsidiary of adidas, (the “Merger Agreement”) was completed.  Pursuant to the Merger Agreement, adidas acquired Reebok through a merger between Reebok and Merger Sub (the “Merger”) and Reebok ceased to be a publicly-traded company.

Section 2 – Financial Information

Section 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 5.01 is incorporated by reference into this Item 2.01.

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on January 31, 2006 that each outstanding share of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”) was cancelled and automatically converted into the right to receive $59.00 in cash, without interest (other than certain shares cancelled in the Merger and certain shares held by a wholly-owned subsidiary of the Company), and requested that the NYSE file with the Securities and Exchange Commission on an application on Form 25 to report that the shares of Company Common Stock are no longer listed on the NYSE.

Item 3.03 Material Modification in Rights of Security Holders.

Pursuant to the Merger Agreement, each outstanding share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger was cancelled and automatically converted into the right to receive $59.00 in cash, without interest (other than certain shares cancelled in the Merger and certain shares held by a wholly-owned subsidiary of the Company).

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On January 31, 2006, pursuant to the terms of the Merger Agreement, adidas consummated the acquisition of the Company through the Merger of Merger Sub with and into the Company.  The Company was the surviving corporation in the Merger.  As a result of the Merger, each outstanding share of Company Common Stock was cancelled and automatically converted into the right to receive $59.00 in cash, without interest (other than certain shares cancelled in the Merger and certain shares held by a wholly-owned subsidiary of the Company) and the Company is 100% owned by adidas.

The aggregate merger consideration paid for all of the shares of Company Common Stock was approximately $3.8 billion (“Aggregate Merger Consideration”).  adidas had sufficient cash on hand and availability under existing credit facilities to fund the Aggregate Merger Consideration.

Section 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Merger, each of Paul B. Fireman, Norman Axelrod, Paul R. Duncan, Richard G. Lesser, Geoffrey Nunes, Dorothy E. Puhy, Thomas M. Ryan, and Barry Tatelman voluntarily resigned from the board of directors of the Company on January 31, 2006.  Also in connection with the Merger, Paul B. Fireman resigned as Chairman, President and Chief Executive Officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REEBOK INTERNATIONAL LTD.

January 31, 2006	By:	/s/ David A. Pace
	Name:	David A. Pace
	Title:	Senior Vice President and General Counsel